Kenne Ruan, CPA, P.C.                                                     Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525                                                            kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form 10-K of Xtreme Healthcare of our report dated April 5, 2013, relating to the financial statements of the two years ended December 31, 2012.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

May 14, 2013